Exhibit 99.1

NEWS FROM SEI

For Immediate Release

Contact:	Mark Samuels, SVP	Murray Louis, VP	Larry Wexler, Corp PR
Voice:	610.676.2024	610.676.1932	610.676.1440
E-mail	msamuels@seic.com	mlouis@seic.com	lwexler@seic.com
Pages:	Eight

SEI Investments Reports Second-Quarter 2006 Results

Net Income up 31%

OAKS, Pa., July 20, 2006 — SEI Investments Company (NASDAQ:SEIC) today announced financial results for second-quarter 2006, reporting increases in revenues, net income and earnings per share, compared to the corresponding period for the prior year. Revenues in the second-quarter 2006 include (in thousands) $69,651 from LSV Asset Management (LSV) due to the consolidation of its operations with SEI. Revenues in the second-quarter 2006 without LSV are (in thousands) $215,367, an increase of 13 percent.

Consolidated Overview (In thousands, except earnings per share)	For the Three Months Ended June 30,			For the Six Months Ended June 30,
	2006	2005	%	2006	2005	%
Revenues	$285,018	$190,080	50%	$562,151	$375,761	50%
Net Income Before Taxes	85,238	69,364	23%	171,978	138,197	24%
Net Income	57,911	44,184	31%	112,817	87,893	28%
Diluted Earnings Per Share	$.57	$.43	33%	$1.11	$.84	32%

“We continue to be satisfied with our quarterly results, especially since we are shifting into the execution stage of our new strategies,” said Alfred P. West, Jr., SEI Chairman and CEO.

“The investments we are making are on schedule, the market acceptance of our new solutions is strengthening, and our transformation is well underway. In the long run, we remain firm in our belief that what we are doing will position us to provide our clients with increased opportunities for success and allow us to grow our future revenues and profits more rapidly.”

Summary of Second-Quarter and Year to Date Results by Business Segment

(In thousands)	For the Three Month Period Ended June 30,			For the Six Month Period Ended June 30,
	2006	2005	%	2006	2005	%
Private Banking and Trust:
Revenues	$70,169	$67,491	4%	$139,163	$135,788	2%
Expenses	45,742	42,226	8%	90,845	84,899	7%

Operating Profit	$24,427	$25,265	(3)%	$48,318	$50,889	(5)%
Operating Margin	35%	37%		35%	37%

Investment Advisors:
Revenues	55,232	48,838	13%	110,529	97,216	14%
Expenses	28,993	21,513	35%	55,210	42,781	29%

Operating Profit	26,239	27,325	(4)%	55,319	54,435	2%
Operating Margin	48%	56%		50%	56%

Enterprises:
Revenues	38,523	31,734	21%	77,051	61,492	25%
Expenses	26,154	21,341	23%	50,604	41,659	21%

Operating Profit	12,369	10,393	19%	26,447	19,833	33%
Operating Margin	32%	33%		34%	32%

Money Managers:
Revenues	29,051	25,286	15%	56,336	49,514	14%
Expenses	22,554	21,246	6%	45,027	40,722	11%

Operating Profit	6,497	4,040	61%	11,309	8,792	29%
Operating Margin	22%	16%		20%	18%

Investments in New Businesses:
Revenues	22,392	16,731	34%	43,387	31,751	37%
Expenses	28,045	23,965	17%	53,034	46,553	14%

Operating Loss	(5,653)	(7,234)	(22)%	(9,647)	(14,802)	35%
Operating Margin	(25)%	(43)%		(22)%	(47)%

LSV
Revenues	69,651	—	—	135,685	—	—
Expenses (1)	42,840	—	—	83,778	—	—

Operating profit (2)	26,811	—	—	51,907	—	—
	38%			38%

Consolidated Segment Totals:
Revenues	$285,018	$190,080	50%	$562,151	$375,761	50%
Expenses	194,328	130,291	49%	378,498	256,614	47%

Operating Profit	$90,690	$59,789	52%	$183,653	$119,147	54%
Operating Margin	32%	31%		33%	32%

(1)	Includes $36,573 and $70,866 for the three and six month periods ended June 30, 2006, respectively, of minority interest to the other partners of LSV.
(2)	Our proportionate share in the earnings of LSV for the three and six month periods ending June 30, 2005 was $17,636 and $32,862, respectively, and was reflected in Equity in the earnings of unconsolidated affiliate.

A reconciliation of the totals reported for the business segments to the applicable line items in the Consolidated Statements of Income for the three and six month periods ended June 30, 2006 are as follows:

	Three months ended June 30,		Six months ended June 30,
	2006	2005	2006	2005
Total operating profit from business segments	$90,690	$59,789	$183,653	$119,147

General and Administrative expenses	(8,927)	(9,390)	(18,849)	(17,119)
Equity in the earnings of unconsolidated affiliate	—	17,636	—	32,862
Net gain (loss) from investments	602	(78)	360	349
Interest, net	1,650	1,407	3,149	2,958
Other income	—	—	1,588	—
LSV Employee Group (1)	1,223	—	2,077	—

Income before taxes	$85,238	$69,364	$171,978	$138,197

(1)	– LSV Employee Group includes $15 and $26 expense for the three and six month periods ended June 30, 2006, respectively, included in general and administrative, $7 for the six month period ended June 30, 2006 included in interest income, and $1,208 and $2,058 for the three and six month periods ended June 30, 2006, respectively, included in interest expense. These items are offset through Minority interest since SEI does not have any ownership in LSV Employee Group LLC.

Second-Quarter Business Commentary:

•	As of the first-quarter, SEI began to consolidate the operations of LSV Asset Management and LSV Employee Group. As of the second-quarter, the company’s percentage ownership in LSV remained at 43 percent. In the second-quarter 2006, the company recognized $26.8 million as its portion of the earnings from LSV versus $17.6 million in second quarter 2005.

•	Private Banking & Trust revenue was modestly higher versus a year ago reflecting net new client activity.

•	While the Investment Advisors, Enterprises, Money Managers and Investments in New Businesses segments all realized double digit growth versus year ago levels, the Investment Advisors and Enterprises segments’ revenues were flat versus the prior quarter due to weak capital markets.

•	The Investment Advisors segment’s operating margin was affected by a one time write-off of approximately $3.4 million.

•	Net income was positively affected by a lower effective tax rate of approximately 32% and option expense under FAS 123 (R) of $3.4 million, versus $4.5 million in the first-quarter 2006.

•	The Money Managers segment realized an improved operating margin as a result of continuing revenue growth.

•	Assets under management grew by $1.6 billion during the second quarter to $161.7 billion. This growth came entirely from LSV.

•	In the second quarter, SEI purchased 819,000 shares of its common stock for $36.5 million.

Earnings Conference Call

A conference call to review earnings is scheduled for 2:00 PM EDT on July 20, 2006. Investors may listen to the call at www.seic.com, or listen at www.earnings.com, a service of CCBN. The call may also be accessed at numerous financial services web sites including AOL, Motley Fool and Yahoo. Investors may also listen to replays at these web sites, or by telephone at (USA) 1-800-475-6701; (International) 320-365-3844, access code 836117.

About SEI

SEI (NASDAQ:SEIC) is a leading global provider of outsourced asset management, investment processing and investment operations solutions. The company’s innovative solutions help corporations, financial institutions, financial advisors, and affluent families create and manage wealth. As of the period ending June 30, 2006, through its subsidiaries and partnerships in which the company has a significant interest, SEI administers $334.3 billion in mutual fund and pooled assets and manages $161.7 billion in assets. SEI serves clients, conducts or is registered to conduct business and/or operations, from more than 20 offices in over a dozen countries. For more information, visit www.seic.com.

Many of our responses may be considered “forward looking statements” and include discussions about future operations, strategies and financial results. Forward-looking statements are based upon estimates and assumptions that involve risks and uncertainties, many of which are beyond our control or are subject to change. Although we believe our assumptions are reasonable, they could be inaccurate. Our actual future revenues and income could differ materially from our expected results. We have no obligation to publicly update or revise any forward-looking statements.

SEI INVESTMENTS COMPANY

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

	Three Months Ended June 30,
	2006	2005
Revenues (1)	$285,018	$190,080

Operating and development expenses	113,174	97,080
Sales and marketing expenses (1)	42,955	33,211
General and administrative expenses	8,927	9,390

Income before interest and taxes	119,962	50,399

Minority Interest	(36,976)	—
Equity in earnings of unconsolidated affiliate	—	17,636
Net gain (loss) on investments	602	(78)
Interest income (1)	3,098	1,784
Interest expense (1)	(1,448)	(377)

Income before taxes	85,238	69,364

Income taxes	27,327	25,180

Net income	$57,911	$44,184

Diluted earnings per common share	$.57	$.43

Shares used to calculate diluted earnings per common share	101,263	103,391

Basic earnings per common share	$.59	$.44

Shares used to calculate basic earnings per common share	98,495	100,786

(1)	– Includes the operations of LSV and LSV Employee Group for the second-quarter 2006. Revenues include $69,651 from LSV, Sales and marketing includes $6,267 from LSV, Interest income includes $315 from LSV and LSV Employee Group, and Interest expense includes $1,208 from LSV Employee Group. The portion of ownership of LSV and LSV Employee Group by non-affiliated SEI entities is reflected through Minority interest. Our proportionate share in the earnings of LSV for second-quarter 2005 was reflected in Equity in the earnings of unconsolidated affiliate.

SEI INVESTMENTS COMPANY

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

	Six Months Ended June 30,
	2006	2005
Revenues (1)	$562,151	$375,761

Operating and development expenses	219,642	191,507
Sales and marketing expenses (1)	85,041	65,107
General and administrative expenses	18,849	17,119

Income before interest and taxes	238,619	102,028

Minority Interest	(71,738)	—
Equity in earnings of unconsolidated affiliate	—	32,862
Net gain on investments	360	349
Interest income (1)	5,752	3,760
Interest expense (1)	(2,603)	(802)
Other income	1,588	—

Income before taxes	171,978	138,197

Income taxes	59,161	50,304

Net income	$112,817	$87,893

Diluted earnings per common share	$1.11	$.84

Shares used to calculate diluted earnings per common share	101,287	104,043

Basic earnings per common share	$1.14	$.87

Shares used to calculate basic earnings per common share	98,627	101,281

(1)	– Includes the operations of LSV and LSV Employee Group for the six months in 2006. Revenues include $135,685 from LSV, Sales and marketing includes $12,912 from LSV, Interest income includes $654 from LSV and LSV Employee Group, and Interest expense includes $2,058 from LSV Employee Group. The portion of ownership of LSV and LSV Employee Group by non-affiliated SEI entities is reflected through Minority interest. Our proportionate share in the earnings of LSV for six-months in 2005 was reflected in Equity in the earnings of unconsolidated affiliate.

SEI INVESTMENTS COMPANY

CONDENSED BALANCE SHEETS

(In thousands)

	June 30, 2006	December 31, 2005
Assets

Cash and short-term investments (1)	$177,284	$130,128
Restricted Cash	10,250	10,250
Receivables (1)	207,631	128,545
Other current assets	50,347	37,053

Total current assets	445,512	305,976

Property and Equipment, net	122,343	114,505
Investments available for sale	40,864	54,632
Capitalized Software, net	145,393	116,670
Goodwill (2) (3)	95,062	—
Investment in unconsolidated affiliate (1)	—	51,941
Other assets	22,127	13,423

Total assets	$871,301	$657,147

Liabilities

Current liabilities (1) (3)	$147,187	$167,470
Long-term debt (2) (3)	74,039	9,000
Deferred income taxes	60,876	58,989
Minority Interest	94,384	—

Shareholders’ Equity	494,815	421,688

Total liabilities and shareholders’ equity	$871,301	$657,147

(1)	– Includes the accounts of LSV as of June 30, 2006. Cash includes $60,942, Receivables includes $72,043, and Current Liabilities includes $4,057 from LSV. Prior to 2006, our investment in the net assets of LSV was recorded in Investment in unconsolidated affiliate.
(2)	– Primarily relates to LSV Employee Group. Goodwill was primarily generated as a result of LSV Employee Group buying an equity investment of LSV for $92,000. LSV Employee Group financed the purchase price, of which $10,000 is classified as a current liability and the remaining $69,039 is reflected as Long-term debt at June 30, 2006.
(3)	- The Company provided an unsecured loan guarantee to LSV Employee Group which resulted in consolidating the accounts of LSV Employee Group.

SEI INVESTMENTS COMPANY

ASSET BALANCES

(In millions)

	Jun. 30, 2005	Sep. 30, 2005	Dec. 31, 2005	Mar. 31, 2006	Jun. 30, 2006
Private Banking and Trust:
Equity/Fixed Income prgms.	$2,495	$2,504	$2,363	$2,404	$2,109
Collective Trust Fund prgm.	1,700	1,704	1,657	1,581	1,459
Liquidity funds	7,442	7,668	7,485	7,139	7,627

Total assets under mgmt.	$11,637	$11,876	$11,505	$11,124	$11,195

Client assets under admin.	16,704	10,612	10,275	15,279	15,157

Total assets under admin.	$28,341	$22,488	$21,780	$26,403	$26,352

Investment Advisors:
Equity/Fixed Income prgms.	$27,674	$28,993	$29,553	$31,569	$30,709
Collective Trust Fund prgm.	2,610	2,623	2,479	2,482	2,473
Liquidity funds	991	1,011	1,103	1,017	1,306

Total assets under mgmt.	$31,275	$32,627	$33,135	$35,068	$34,488

Enterprises:
Equity/Fixed Income prgms.	$25,642	$27,626	$30,203	$32,083	$32,709
Collective Trust Fund prgm.	1,001	1,013	1,172	1,157	1,147
Liquidity funds	2,836	2,389	3,153	4,076	3,823

Total assets under mgmt.	$29,479	$31,028	$34,528	$37,316	$37,679

Money Managers:
Equity/Fixed Income prgms.	$12	$13	$11	$33	$34
Collective Trust Fund prgm.	8,108	8,524	8,770	9,096	8,923
Liquidity funds	167	185	412	505	363

Total assets under mgmt.	$8,287	$8,722	$9,193	$9,634	$9,320

Client assets under admin.	158,332	168,399	147,357	151,688	153,406

Total assets under admin.	$166,619	$177,121	$156,550	$161,322	$162,726

Investments in New Businesses:
Equity/Fixed Income prgms.	$12,259	$11,093	$12,396	$12,848	$13,322

Total assets under mgmt.	$12,259	$11,093	$12,396	$12,848	$13,322

Client assets under admin.	7,296	6,841	5,894	4,496	4,053

Total assets under admin.	$19,555	$17,934	$18,290	$17,344	$17,375

LSV Asset Management
Equity/Fixed Income prgms.	$37,740	$43,192	$47,781	$54,128	$55,687

Consolidated:
Equity/Fixed Income prgms (A,B)	$105,822	$113,421	$122,307	$133,065	$134,570
Collective Trust Fund prgm.	13,419	13,864	14,078	14,316	14,002
Liquidity funds (B)	11,436	11,253	12,153	12,737	13,119

Total assets under mgmt.	$130,677	$138,538	$148,538	$160,118	$161,691

Client assets under admin.	182,332	185,852	163,526	171,463	172,616

Total assets	$313,009	$324,390	$312,064	$331,581	$334,307

(A)	Equity/Fixed Income programs include $2,986 of assets invested in SEI’s Asset Allocation Funds at 6/30/06
(B)	In addition to the numbers presented, SEI also administers an additional $9,979 in Funds of Funds assets (as of June 30, 2006) on which SEI does not earn an administration fee.